EXHIBIT 4.2


            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

   We have issued our report dated October 16, 2019, with respect to the statement of condition including the related portfolio of Quality Municipal Income Trust, 20+ Year Series 206 (included in Invesco Unit Trusts, Municipal Series 1342) as of October 16, 2019, contained in Amendment No. 1 to the Registration Statement on Form S-6 (File No. 333-227986) and Prospectus. We consent to the use of the aforementioned report in this Registration Statement and Prospectus and to the use of our name as it appears under the caption "Other Matters-Independent Registered Public Accounting Firm".

                                                          /s/ GRANT THORNTON LLP



New York, New York
October 16, 2019